UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50682	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 6700 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 663-2000

RAM Energy Resources, Inc.

5100 E. Skelly Drive, Suite 650

Tulsa, OK 74135

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreements and Instruments Relating to the Securities Purchase Agreement

On February 8, 2012, RAM Energy Resources, Inc. (the “Company”) consummated and closed the transactions contemplated under the previously announced Securities Purchase Agreement (the “Purchase Agreement”) entered into between the Company and Halcon Resources, LLC (“Halcon LLC”) on December 21, 2011. Pursuant to the terms of the Purchase Agreement, the Company issued 220 million shares of common stock (the “Shares”), representing approximately 74% of the Company’s outstanding common stock, an 8% senior convertible promissory note due 2017 in the principal amount of $275 million (the “Note”), and five-year warrants to purchase up to an additional 110 million shares of the Company’s common stock at an exercise price of $1.50 per share (the “Warrants”), in exchange for $550 million in cash from Halcon LLC. After giving effect to the one-for-three reverse stock split effective as of February 10, 2012 (the “Reserve Stock Split”), the number of Shares will be proportionately reduced to approximately 73.3 million shares of common stock, the number of shares of common stock for which the Warrant is exercisable will be proportionately reduced to approximately 36.7 million shares of common stock, and the exercise price of the Warrant and the conversion price of the Note will be proportionately increased to $4.50 per share. For more information regarding the Reverse Stock Split, see Item 5.03 below, which is incorporated herein by reference.

In connection with the closing of the transactions contemplated in the Purchase Agreement, the Company entered into a Registration Rights Agreement with Halcon LLC, which gives Halcon LLC certain demand and piggyback registration rights for the Shares and the shares of common stock issuable upon conversion of the Note and exercise of the Warrant. The terms of the Note, the Warrants and the Registration Rights Agreement are summarized below. Such summary is qualified by reference to the full text of such agreements, which are attached hereto as Exhibits 4.1, 4.2 and 4.3 respectively, and incorporated herein by reference.

The Note is the senior unsecured obligation of the Company and will mature on February 8, 2017, at which time all of the outstanding principal and accrued but unpaid interest will be due and payable. Absent a default, no installments of principal will be due prior to maturity of the Note. Interest on the Note is payable quarterly at the rate of 8% per annum, which will increase to 15% per annum in the event of default. The Company has the option through March 31, 2014 to pay all or any portion of a required interest payment “in-kind” by adding the unpaid interest to principal. At any time after February 8, 2014, the Company may prepay the Note without premium or penalty, and the noteholder may elect to convert all or any portion of unpaid principal and interest outstanding under the Note to shares of Company common stock at a conversion price of $1.50 per share (or $4.50 per share after giving effect to the Reverse Stock Split), subject to adjustments for stock splits and other customary anti-dilution provisions.

The Warrants have a term of five years and have an exercise price of $1.50 per share (or $4.50 per share after giving effect to the Reverse Stock Split), subject to adjustments for stock splits and other customary anti-dilution provisions. The exercise price may be paid in cash, by relinquishing a number of Warrants or shares of common stock having a fair market value equal to the exercise price, or a combination of cash and shares.

The Registration Rights Agreement gives Halcon LLC the right to require the Company, at its expense and on up to three occasions, to register for public sale the Shares and any shares of common stock acquired upon the exercise of the Warrants and conversion of the Note. The Registration Rights Agreement also provides Halcon LLC with piggyback registration rights with respect to registrations of the offer and sale of any shares of the Company’s common stock that the Company may effect for its own account or for the benefit of other selling stockholders.

The Company utilized approximately $210.8 million of the proceeds from the closing of the Purchase Agreement to repay all amounts outstanding under the Company’s first lien revolving credit facility with SunTrust Bank and its second lien term loan facility with Guggenheim Corporate Funding, LLC, which facilities were terminated upon closing. Immediately following closing, the Company entered into a new senior revolving credit facility with JPMorgan Chase Bank, N.A., the terms of which are summarized below.

New Revolving Credit Facility

On February 8, 2012, the Company, as borrower, entered into a Senior Revolving Credit Agreement (the “Credit Agreement”) with each of the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, the syndication agent named therein and the documentation agent named therein. The Credit Agreement provides for a $500,000,000 facility with an initial borrowing base of $225,000,000. The borrowing base will be redetermined semi-annually, with the Company and the Lenders each having the right to one interim unscheduled redetermination between any two consecutive semi-annual redeterminations. The adjustment will be based on the Company’s oil and natural gas properties, reserves, total indebtedness and other relevant factors consistent with normal oil and gas lending criteria. The borrowing base is subject to a reduction equal to the product of 0.25 multiplied by the stated principal amount (without regard to any initial issue discount) of any notes that the Company may issue.

Amounts outstanding under the Credit Agreement bear interest at specified margins over the base rate of 0.50% to 1.50% for ABR-based loans or at specified margins over LIBOR of 1.50% to 2.50% for Eurodollar-based loans. Such margins will fluctuate based on the Company’s utilization of the facility. Borrowings under the Credit Agreement will be secured by (a) first priority liens on at least 80% of the total value of substantially all of the Company’s oil and gas properties and assets, (b) pursuant to the terms of the Guarantee and Collateral Agreement, all of the assets of, and equity interests in, the Company’s participating subsidiaries, and (c) not less than 65% of the voting stock and 100% of the non-voting stock of certain other subsidiaries. Amounts drawn down on the facility will mature on February 8, 2017.

The Credit Agreement contains customary financial and other covenants, including minimum coverage of interest expenses of not less than 2.5 to 1.0 and minimum working capital levels, measured by the ratio of current assets plus the unused commitment under the Credit Agreement to current liabilities, of not less than 1.0 to 1.0. In addition, the Company is subject to covenants limiting certain corporate activities, dividends and other restricted payments, transactions with affiliates, incurrence of debt, changes of control, asset sales, liens on properties and swap agreements.

The foregoing is a summary of the material terms of the Credit Agreement and is qualified by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to 2006 Long-Term Incentive Plan

Effective upon the closing of the Purchase Agreement, a majority of the Company’s stockholders approved an amendment to the Company’s 2006 Long-Term Incentive Plan to increase the number of shares authorized for issuance thereunder from 7,400,000 shares to 11,100,000 shares of common stock. A copy of the amendment to the 2006 Long-Term Incentive Plan is attached hereto as Exhibit 10.3 and is incorporated herein by reference. As a consequence of the Reverse Stock Split effective as of February 10, 2012, the number of shares authorized under the 2006 Long-Term Incentive Plan will be proportionately reduced to approximately 3,700,000 shares of common stock. For more information regarding the Reverse Stock Split, see Item 5.03 below, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On February 8, 2012, in connection with the transactions discussed under Item 1.01, the Company repaid all amounts outstanding under and terminated the Company’s first lien revolving credit facility with SunTrust Bank and its second lien term loan facility with Guggenheim Corporate Funding, LLC. For the circumstances relating to the termination, see Item 1.01, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed under Item 1.01, on February 8, 2012, the Company (i) issued an 8% senior convertible promissory note due 2017 in the principal amount of $275 million to Halcon LLC and (ii) entered into a new $500,000,000 credit facility with JPMorgan Chase Bank, N.A., as administrative agent for the lenders, which credit facility has an initial borrowing base of $225,000,000. See Item 1.01 above, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As discussed under Item 1.01, the Company issued and sold the Shares, the Note and the Warrants to Halcon LLC on February 8, 2012, in exchange for aggregate cash consideration of $550 million, before transaction expenses, of which $275 million is attributable to the Shares and $275 million is attributable to the Warrants and the Note. The Shares, the Note and the Warrants were issued and sold in a private placement exempt from the registration requirements of the Securities Act of 1933 under Section 4(2) of the Securities Act of 1933.

Item 3.03 Material Modification to the Rights of Security Holders.

The disclosure under Item 1.01 regarding the restrictions set forth in the Credit Agreement on declaring dividends on the Company’s common stock is also responsive to this Item 3.03 and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The issuance of the Shares and the closing of the transactions contemplated in the Purchase Agreement, which are discussed in Item 1.01 and incorporated herein by reference, resulted in a change in control of the Company within the meaning of Item 5.01 of Form 8-K. As a result of the issuance of the Shares, Halcon LLC owns approximately 74% of the Company’s outstanding common stock. The members of Halcon LLC entered into a voting agreement, dated December 20, 2011, that provides in the event Halcon LLC acquires a controlling interest in a publicly traded company, Halcon LLC will vote its shares to elect a board of directors consisting of nine members to be designated by the various members of Halcon LLC at any annual or special meeting of the publicly traded company at which directors are elected, which could influence the composition of the board of directors.

Upon the closing of the transactions contemplated in the Purchase Agreement and in accordance with the terms thereof, on February 8, 2012, the four incumbent members of the Company’s board of directors resigned and the individuals set forth in Item 5.02 below were appointed in their place.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Simultaneously with the closing of the Purchase Agreement, John M. Reardon, Sean P. Lane, Gerald R. Marshall and Larry E. Lee resigned from their positions on the board of directors and appointed and Floyd C. Wilson, Tucker S. Bridwell, James W. Christmas, Thomas R. Fuller, James L. Irish III, E. Murphy Markham IV, David B. Miller, Daniel Rioux, Stephen P. Smiley and Mark A. Welsh IV as directors of the Company. Mr. Wilson was elected Chairman of the Board and Mr. Irish was named Lead Independent Director. The Audit Committee of the Board is composed of Mr. Irish (Chairman) and Messrs. Christmas and Smiley. The Nominating and Corporate Governance Committee is composed of Mr. Christmas (Chairman) and Messrs. Fuller, Rioux and Welsh. The Compensation Committee is composed of Mr. Smiley (Chairman) and Messrs. Bridwell, Markham and Rioux. Additionally, the Board has established a Reserves Committee composed of Mr. Fuller (Chairman) and Messrs. Bridwell and Welsh and a Conflicts Committee composed of Mr. Fuller.

Larry E. Lee, G. Les Austin, Larry G. Rampey and Drake N. Smiley resigned as executive officers of the Company effective as of the closing of the Purchase Agreement, although certain Company officers may be retained at the discretion of the board of directors for an indefinite period. Following the resignation of the former executive officers, the board of directors appointed Floyd C. Wilson as Chief Executive Officer and President of the Company and Mark J. Mize as Executive Vice President, Chief Financial Officer and Treasurer of the Company. The board of directors authorized annual base salaries of $550,000 for Mr. Wilson and $300,000 for Mr. Mize.

Information concerning the newly appointed directors and executive officers of the company is set forth below:

Floyd C. Wilson, age 64, serves as the Chairman of the Board of Directors, Chief Executive Officer and President. Mr. Wilson served as Chairman of the Board and Chief Executive Officer of Petrohawk Energy Corporation from May 25, 2004 until BHP Billiton acquired Petrohawk for $15.1 billion, including assumed debt, in August 2011. Mr. Wilson also served as President of Petrohawk from May 25, 2004 until September 8, 2009. Prior to May 25, 2004, he was President and Chief Executive Officer of PHAWK, LLC which he founded in June 2003. Mr. Wilson was the Chairman and Chief Executive Officer of 3TEC Energy Corporation from August 1999 until its merger with Plains Exploration & Production Company in June 2003. Mr. Wilson founded W/E Energy Company L.L.C., formerly known as 3TEC Energy Company L.L.C. in 1998 and served as its President until August 1999. Mr. Wilson began his career in the energy business in Houston, Texas in 1970 as a completion engineer. He moved to Wichita, Kansas in 1976 to start an oil and gas operating company, one of several private energy ventures which preceded the formation of Hugoton Energy Corporation in 1987, where he served as Chairman, President and Chief Executive Officer. In 1994, Hugoton completed an initial public offering and was merged into Chesapeake Energy Corporation in 1998.

David B. Miller, age 61, currently serves as a Managing Partner of EnCap Investments L.P. From 1988 to 1996, Mr. Miller served as President of PMC Reserve Acquisition Company, a partnership jointly-owned by EnCap and Pitts Energy Group. Prior to the establishment of EnCap, he served as Co-Chief Executive Officer of MAZE Exploration Inc., a Denver-based oil and gas company he co-founded in 1981. Mr. Miller began his professional career with Republic National Bank of Dallas, ultimately serving as Vice President and Manager of the bank’s wholly-owned subsidiary, Republic Energy Finance Corporation. Mr. Miller is a graduate of Southern Methodist University, having received Bachelors and Masters Degrees in Business Administration in 1972 and 1973, respectively. In 2004, Mr. Miller was appointed to the National Petroleum Council, an advisory body to the Secretary of Energy, and he is a member of the Board of Advisors of the Maguire Energy Institute. Additionally, he is a member of the Independent Petroleum Association of America, the Texas Independent Producers and Royalty Owners Association and the Western Energy Alliance. Mr. Miller currently serves on the board of trustees for Southern Methodist University and of the board of directors of several EnCap portfolio companies.

E. Murphy Markham IV, age 53, currently serves as a Partner of EnCap Investments L.P. Prior to joining EnCap in July 2006, Mr. Markham was the Managing Director and Group Head of JPMorgan Chase’s Oil & Gas Finance Group. Prior to the merger between JPMorgan and Bank One, Mr. Markham ran Bank One’s Oil & Gas Group. Mr. Markham started his banking career with Republic Bank in 1981 and remained with the bank and its ultimate successor, Bank of America, for 22 years, serving as a Managing Director in its Energy Banking Group. Mr. Markham has a Bachelor of Business Administration in Finance from Texas Tech University and a Masters of Business Administration in Accounting from the University of Houston. He serves on the board of directors of the Independent Petroleum Association of America, the Western Energy Alliance and the Dallas Petroleum Club Wildcat Committee. Mr. Markham serves on the board of directors of several EnCap portfolio companies.

Mark A. Welsh IV, age 32, currently serves as a Director of EnCap Investments L.P. Mr. Welsh has 10 years of experience in private equity, including six years with EnCap. Prior to joining EnCap, Mr. Welsh served as a financial analyst with The Blackstone Group L.P. and as a Vice President with Adam Corporation. Mr. Welsh received a Bachelor of Business Administration degree in Finance from Texas A&M University, where he was recognized with the Brown-Rudder Award as the outstanding graduate in his class. Mr. Welsh serves on the board of directors of several EnCap portfolio companies.

Daniel A. Rioux, age 43, is the current Co-President and Chief Executive Officer of Liberty Energy Holdings, LLC. From 2001 to 2008, Mr. Rioux served as Vice President of Liberty Energy Holdings, LLC, where he managed the company’s private equity and direct oil and gas working interest portfolios. From 1993 until 2000, Mr. Rioux was employed by Liberty Energy Corporation, a subsidiary of Liberty Energy Holdings, LLC and currently serves as a director of Axia Energy, LLC, a Denver-based exploration and production company, as well as a manager of Wildcat Midstream Holdings LLC, a company focused on the development, acquisition and operation of gas gathering and midstream oil and gas assets. Mr. Rioux previously served as a Director of Petrohawk Energy Corporation from 2004 to 2006 and as a director of Energy Transfer Equity from 2002 to 2006. He also served as a director of the Independent Petroleum Association of American from 2003 to 2011. Mr. Rioux holds a B.S. in Finance from Bryant College and an M.B.A from Babson College.

Tucker S. Bridwell, age 60, served as a director of Petrohawk Energy Corporation from May 2004 until December 2010. Mr. Bridwell has been the President of Mansefeldt Investment Corporation and the Dian Graves Owen Foundation since September 1997 and manages investments in both entities. He has been in the energy business in various capacities for over 27 years, focusing on oil and gas private equity and public oil and gas investments with extensive experience in managing both public and private energy companies. Mr. Bridwell is a Certified Public Accountant and has practiced public accountancy, specializing in oil and gas. He earned a Bachelor of Business Administration degree and a Master of Business Administration degree from Southern Methodist University. He has also served on the audit committees of numerous businesses, including Petrohawk and non-profit organizations. Currently, he serves on the board of directors and audit committees of Concho Resources, Inc. and First Financial Bankshares, Inc. Mr. Bridwell previously served as chairman of First Permian, LLC from 2000 until its sale to Energen Corporation in April 2002.

James L. Irish III, age 67, served as a director of Petrohawk Energy Corporation from May 25, 2004 until BHP Billiton acquired Petrohawk for $15.1 billion, including assumed debt, in August 2011. Mr. Irish served as Petrohawk’s Chairman of the Audit Committee and as its Lead Director (Petrohawk’s lead independent director). Mr. Irish served as a director of 3TEC Energy Corporation from 2002 until June 2003, and has served as an advisory director of EnCap Investments L.P. since October 2007. For over 30 years, until his retirement in December 2001, Mr. Irish practiced law with Thompson & Knight LLP, a Texas-based law firm that represents multinational and independent oil and gas companies, host government oil and gas companies, large utilities, private power plants, energy industry service companies, refineries, petrochemical companies, financial institutions, and multinational drilling contractors and construction companies. Mr. Irish’s practice specialized in the area of energy finance and focused on the representation of insurance companies, pension plan managers, foundations and other financial institutions with respect to their equity and debt oil and gas investments and their related legal, regulatory and structural issues. Mr. Irish has also represented energy companies in connection with project financings, joint ventures, master limited partnerships and similar matters and has represented banks and other financial institutions with issues of revolving credit, project, term and other oil and gas loans. Mr. Irish served as chair of the energy group of Thompson & Knight LLP and was its sole Vice President or Managing Partner for over ten years prior to his retirement. Mr. Irish has been named since 1987 in Corporate Law by The Best Lawyers in America and has been included as a Texas Super Lawyer by Texas Monthly in Energy & Natural Resources and Securities & Corporate Finance.

Thomas R. Fuller, age 63, served as a director at Petrohawk Energy Corporation from March 6, 2006 until BHP Billiton acquired Petrohawk for $15.1 billion, including assumed debt, in August 2011. Mr. Fuller served on Petrohawk’s Reserves Committee and was the Chairman of the Nominating and Corporate Governance Committee. Since December 1988, Mr. Fuller has

been a principal of Diverse Energy Management Co., a private upstream acquisition, drilling and production company which also invests in other energy-related companies. Mr. Fuller has earned degrees from the University of Wyoming and the Louisiana State University School of Banking of the South and is a Registered Professional Engineer in Texas. He has 40 years of experience as a petroleum engineer, specializing in economic and reserves evaluation. He has served as an employee, officer, partner or director of various companies, including ExxonMobil, First City National Bank, Hillin Oil Co., Diverse Energy Management Co. and Rimco Royalty Partners. Mr. Fuller also has extensive experience in energy-related merger and acquisition transactions, having generated and closed over 90 producing property acquisitions during his career. As a primary lending officer to many independent energy companies, Mr. Fuller has extensive experience in analyzing and evaluating financial, business and operational strategies for energy companies.

Stephen P. Smiley, age 62, served as a director of Petrohawk Energy Corporation from April 5, 2010 until BHP Billiton acquired Petrohawk for $15.1 billion, including assumed debt, in August 2011. Mr. Smiley served on Petrohawk’s Audit Committee and the Nominating and Corporate Governance Committee. Upon his retirement from Hunt Private Equity Group in September 2010, Mr. Smiley founded and is the sole partner of Madison Lane Partners, LLC, an advisory and investment company. Mr. Smiley was the Co-founder and had been President of Hunt Private Equity Group, Inc. since 1996. During his time at Hunt Private Equity Group, he raised and managed a private equity fund to invest in leveraged buyouts and growth financings for various middle market companies. At Hunt Private Equity Group he was also responsible for managing relationships with institutional, family and individual investors, and for sourcing, evaluating, financing and managing the portfolio. Mr. Smiley also serves on the boards of Signature Financial Management, a registered investment adviser where he serves on the compensation committee, and Ginsey Holdings, Inc., where he serves on the audit and compensation committees. Before he joined Hunt Private Equity Group, from 1991 to 1995 he co-founded and served as the chief executive officer of Cypress Capital Corporation where he raised and managed a multi-million dollar fund to invest in leveraged buyouts, industry consolidations and growth financings in the middle market. From 1989 to 1991 Mr. Smiley worked in the venture capital group at Citicorp/Citibank, N.A. Mr. Smiley holds a Bachelor of Arts from the University of Virginia and a Master of Business Administration from the College of William and Mary and has 30 years of corporate finance and investing experience and over 20 years of corporate governance experience.

James W. Christmas, age 63, began serving as a director of Petrohawk Energy Corporation on July 12, 2006, effective upon the merger of KCS Energy, Inc. (“KCS”) into Petrohawk. He continued to serve as a director, and as Vice Chairman of the Board of Directors, for Petrohawk until BHP Billiton acquired all of Petrohawk for $15.1 billion, including assumed debt, in August 2011. He also served on the Audit Committee and the Nominating and Corporate Governance Committee. He served as President and Chief Executive Officer of KCS from 1988 until April 2003 and Chairman of the Board and Chief Executive Officer of KCS until its merger into Petrohawk. Mr. Christmas was a Certified Public Accountant in New York and was with Arthur Andersen & Co. from 1970 until 1978 before leaving to join National Utilities & Industries (“NUI”), a diversified energy company, as Vice President and Controller. He remained with NUI until 1988, when NUI spun out its unregulated activities that ultimately became part of KCS. As an auditor and audit manager, controller and in his role as CEO of KCS, Mr. Christmas was directly or indirectly responsible for financial reporting and compliance with SEC regulations, and as such has extensive experience in reviewing and evaluating financial reports, as well as in evaluating executive and board performance and in recruiting directors.

Mark J. Mize, age 40, serves as Executive Vice President, Chief Financial Officer and Treasurer. Mr. Mize served as Executive Vice President—Chief Financial Officer and Treasurer of Petrohawk Energy Corporation from August 10, 2007 until BHP Billiton acquired Petrohawk for $15.1 billion, including assumed debt, in August 2011. Mr. Mize served as the Chief Ethics Officer and Insider Trading Compliance Officer for Petrohawk until June 17, 2009. Additionally, he served as Vice President, Chief Accounting Officer and Controller at Petrohawk from July 2005 until August 10, 2007. Mr. Mize first joined Petrohawk on November 29, 2004 as Controller. Prior to working at Petrohawk, Mr. Mize was the Manager of Financial Reporting of Cabot Oil & Gas Corporation, a public oil and gas exploration company, from January 2003 to November 2004. Prior to his employment at Cabot Oil & Gas Corporation, he was an Audit Manager with PricewaterhouseCoopers LLP from 1996 to 2002. Mr. Mize is a Certified Public Accountant.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In conjunction with the closing of the transactions contemplated in the Purchase Agreement, and as previously approved by the Company’s board of directors and stockholders, effective February 8, 2012, (i) the Company’s certificate of incorporation was amended to increase the number of its authorized shares of common stock from 100,000,000 shares to 1,010,000,000 shares and (ii) the Company’s certificate of incorporation was amended to change the Company’s name to “Halcon Resources Corporation.” A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

On February 9, 2012, the Company also filed with the Secretary of State of the State of Delaware a Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation to effect a 1-for-3 reverse stock split of its common stock (the “Reverse Stock Split”) and to decrease the number of authorized shares of common stock from 1,010,000,000 shares to 366,666,666 shares. A copy of the Certificate of Amendment is attached as Exhibit 3.2 hereto and incorporated herein by reference. The Reverse Stock Split is effective as of 12:01 a.m., Eastern time, on February 10, 2011, at which time every three shares of the Company’s issued and outstanding common stock will be automatically combined into one (1) issued and outstanding share of the Company’s common stock, without any change in the par value per share. The Company will not issue fractional shares of common stock or pay cash in respect thereof in connection with the Reverse Stock Split; all fractional shares will be rounded up to a whole share of common stock.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of RAM Energy Resources, Inc., dated February 8, 2012

3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Halcon Resources Corporation, effective as of February 10, 2012

4.1	Convertible Promissory Note, dated February 8, 2012, between the Company and Halcon Resources, LLC

4.2	Warrant Certificate, dated February 8, 2012, between the Company and Halcon Resources, LLC

4.3	Registration Rights Agreement, dated February 8, 2012, between the Company and Halcon Resources, LLC

10.1	Senior Revolving Credit Agreement, dated as of February 8, 2012, among the Company, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, N.A. as Syndication Agent, Bank of Montreal, as Documentation Agent, and the Lenders Party thereto

10.2	Guarantee and Collateral Agreement, dated February 8, 2012, among the Grantors named therein and JPMorgan Chase Bank, N.A., as Administrative Agent

10.3	Third Amendment to the RAM Energy Resources, Inc. 2006 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 9, 2012	HALCÓN RESOURCES CORPORATION.

	By:	/s/ Mark J. Mize

	Name:	Mark J. Mize
	Title:	Executive Vice President and Chief Financial Officer